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EXHIBIT 99.1

[CORPORATE OFFICE PROPERTIES LETTERHEAD]

NEWS RELEASE            For Immediate Release

CORPORATE OFFICE PROPERTIES TRUST
REPORTS SECOND QUARTER 2003 RESULTS

COLUMBIA, MD July 30, 2003—Corporate Office Properties Trust (NYSE: OFC) announced today financial and operating results for the quarter ended June 30, 2003.

Highlights

  •
  Earnings per Share ("EPS") diluted decreased to ($0.30) for second quarter 2003 compared to $0.14 per share for second quarter 2002. The EPS loss for the second quarter of 2003 was a result of a one-time, non-operating accounting charge of $11.2 million associated with the repurchase of the Series C convertible preferred units (see below). Without this accounting charge, EPS diluted would have been $0.14 per share for the second quarter of 2003, representing no change over the comparable 2002 period.

  •
  Funds from Operations ("FFO") per diluted share increased to $0.38 for second quarter 2003 from $0.37 for second quarter 2002, as adjusted for the effects of SFAS 141. Excluding the effects of SFAS 141, the Company's FFO per share would have been $0.37 per share for the second quarter of 2003 as compared to $0.33 per share for the comparable 2002 period, representing an increase of 12.1% per share.

  •
  Repurchased all of the Series C convertible preferred units for $36.1 million, or $14.90 per share on an as converted basis (an approximate 10% discount from the trading price at the time of the transaction). With the repurchase, the Company eliminated $2.3 million in annual preferred dividends.

  •
  $79.4 million in common equity raised through the issuance of 5.3 million common shares at a net price of $15.03, increasing public float by 18%.

  •
  $71.4 million in acquisitions completed during the second quarter, $165 million through July 2003.

  •
  $0.22 per share in common dividends paid (60.3% FFO payout ratio).

  •
  91.6% occupied, and 92.0% leased as of June 30, 2003.

Clay W. Hamlin, III, Chief Executive Officer stated, "The second quarter proved to be one of the most active and positive quarters on record for the company. We increased occupancy and surpassed our acquisition target for the year. Additionally, through the issuance of common shares and the repurchase of the Series C convertible preferred, we strengthened our balance sheet and financial flexibility." Mr. Hamlin continued, "Despite the overall challenging economy, we are continuing to consistently grow our business each quarter. With the ongoing success of our acquisition program, along with growing demand for space in our core Greater Washington region, we are well positioned to continue our strong growth and performance in the second half of 2003 and beyond."

Financial Results

EPS for the quarter ended June 30, 2003 totaled ($0.30) per diluted share, or a $7.5 million Net Loss Available to Common Shareholders, as compared to $0.14 per diluted share, or $3.4 million Net Income Available to Common Shareholders for the quarter ended June 30, 2002. The net loss resulted primarily from the one time accounting-charge to Net Income Available to Common Shareholders of $11.2 million, associated with the repurchase of the Series C preferred units in excess of their carrying value. Without this accounting charge, EPS diluted would have been $0.14 per share, representing no change over the comparable 2002 period.

Diluted FFO for the quarter ended June 30, 2003 totaled $14.9 million, or $0.38 per diluted share, as compared to $13.5 million, or $0.37 per diluted share, for the quarter ended June 30, 2002, representing a 2.7% increase on a per share basis. The Company recorded $569,000 and $1,324,000 of SFAS 141 revenues for the quarter ended June 30, 2003 and June 30, 2002, respectively. Excluding the effects of SFAS 141, diluted FFO per share would have been $0.37 per share for the second quarter of 2003 as compared to $0.33 per share for the comparable 2002 period, representing an increase of 12.1% per share. FFO Payout ratio was 60.3% for second quarter 2003 compared to 55.3% for the comparable 2002 period. The reconciliation of FFO, a non GAAP measure, to the comparable GAAP measure is included in the Tables in the Attachments.

As of June 30, 2003, the Company had a total market capitalization of $1.5 billion, with $736 million in debt outstanding, equating to a 49.4% debt-to-total market capitalization ratio. Total Debt to Undepreciated Book Value was 60.4% at quarter end. The Company's total quarterly weighted average interest rate was 6.1%, and 81% of total debt is subject to fixed interest rates, including interest rate swaps.

Operating Results

At June 30, 2003, the Company's portfolio of 113 office properties totaling 9.5 million square feet, including three joint venture properties, was 91.6% occupied and 92.0% leased.

During the quarter, the Company renewed 229,282 square feet or 63.8% of leases expiring. The largest lease renewed was Magellan Behavioral Health for 107,778 square feet.

During the quarter, the Company signed leases to retenant space totaling 190,862 square feet. The major leases signed included two with General Dynamics for 64,883 square feet, Northrop Grumman for 54,175 square feet, and Boeing for 18,799 square feet.

The Company achieved a 3.7% increase in straight-line base rent for renewed and retenanted space, while straight-line total rent for renewed and retenanted space was flat. On a cash basis, base rent for renewed and retenanted space was flat, and total rent for renewed and retenanted space decreased 3.6%. The average capital cost for all renewed and retenanted space was $6.15 per square foot.

Development Activity

The Company commenced construction on a 156,730 square foot office building (known as 220 NBP), in The National Business Park. This building is 100% pre-leased to The Titan Corporation. Including this project, the Company has three buildings totaling 332,500 square feet under construction.

Acquisition Activity

In June 2003, the Company acquired a 404,665 square foot building located in Herndon, Virginia for $71.4 million. The property, named One Dulles Tower, is 100% leased to VeriSign, Inc., a provider of infrastructure services for the Internet.

Financing and Capital Transactions

The Company executed the following transactions during the quarter:

  •
  Sold 5,290,000 common shares at $15.03 per share generating net proceeds of $79.4 million, on May 20, 2003.

  •
  Repurchased 100% of the 1,016,662 outstanding series C convertible preferred units for $36.1 million or $14.90 per unit, on an as converted basis, on June 16, 2003. The preferred units were convertible into 2,420,672 common units, and ultimately into an equal number common shares of the REIT. As a result of the purchase, no second quarter dividend was payable on these units.

  •
  Closed on a $50.5 million loan which bears interest at a rate of LIBOR plus 1.85% for an 18-month term. Proceeds of $40 million were funded at closing for the repurchase of the Series C units noted above and repayment of debt under the secured revolving facility. The remaining $10.5 million under the loan will fund future tenant improvements and leasing commissions for the One Dulles Tower property located in Herndon.

Subsequent Events

        Subsequent to quarter end June 30, 2003, the following events occurred:

  •
  The Company executed an 88,094 square foot, 10-year lease with The Aerospace Corporation for a 100% pre-leased build to suit at 4851 Stonecroft Boulevard (known as Greens III), adjacent to the Company's Greens I & II buildings in the Westfields Corporate Center.

  •
  The Company purchased a 96% leased five office building portfolio, which totals 433,814 square feet, for $75.2 million. The buildings are located near the Company's existing properties in the Herndon and the Dulles South submarkets of Northern Virginia.

  •
  The Company closed on a $45 million loan, which bears interest at a rate of LIBOR plus 2.0% for a one-year term. Proceeds from the loan were used to fund the purchase of the five office building portfolio (noted above).

Conference Call

The Company will hold an investor/analyst conference call on July 31, 2003, beginning at 4:00 p.m. EDT. The conference call may be joined by dialing (800) 310-1961. The confirmation code for the call is 543319. A replay of the conference call will begin at 7:00 p.m., EDT and will be available through Friday, August 29, midnight EDT. The telephone number for the replay is (888) 203-1112. You will then need to enter the confirmation code. The live webcast may be accessed under the Investor Relations section of the Company's website at www.copt.com through October 30, 2003.

Company Information

Corporate Office Properties Trust is a fully integrated, self-managed, real estate investment trust which focuses on the ownership, management, leasing, acquisition and development of suburban office properties located in select Mid-Atlantic submarkets. The Company currently owns 118 office properties totaling 9.9 million rentable square feet, including three properties held through joint ventures. Corporate Development Services, the Company's development company, provides a wide range of development and construction management services. In addition, Corporate Office Services provides land planning, design/build services, consulting and merchant development to third party entities. The Company's shares are traded on the New York Stock Exchange under the symbol OFC. More information on Corporate Office Properties Trust can be found on the Internet at www.copt.com.

Forward-Looking Information

This press release may contain "forward-looking" statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company's current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as "may", "will", "should", "expect", "estimate" or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

  •
  the Company's ability to borrow on favorable terms;

  •
  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

  •
  adverse changes in the real estate markets including, among other things, increased competition with other companies;

  •
  risk of real estate acquisition and development, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

  •
  risks of investing through joint venture structures, including risks that the Company's joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company's objectives;

  •
  governmental actions and initiatives;

  •
  and environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled "Risk Factors" in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2002.

Financial Tables Attached

Corporate Office Properties Trust
Summary Financial Data
(Unaudited)
(all amounts in thousands except per share data)

	Three Months Ended
	June 30, 2003	June 30, 2002
Real Estate Operations
Revenues
Rental revenue	$36,722	$33,668
Tenant recoveries and other revenue	4,156	3,516

Revenue from real estate operations	40,878	37,184

Expenses
Property operating	11,101	10,026
Interest	10,037	9,008
Depreciation and amortization	9,824	8,575

Expenses from real estate operations	30,962	27,609

Earnings from real estate operations before equity in loss of unconsolidated real estate joint ventures	9,916	9,575
Equity in loss of unconsolidated real estate joint ventures	(33)	(22)

Earnings from real estate operations	9,883	9,553
Losses from service operations	(81)	(104)
General and administrative expense	(1,766)	(1,940)

Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	8,036	7,509
Gain on sales of real estate	21	—

Income before minority interests, income taxes and discontinued operations	8,057	7,509
Minority interests	(1,815)	(1,935)

Income before income taxes and discontinued operations	6,242	5,574
Income tax benefit, net	19	25

Income before discontinued operations	6,261	5,599
Discontinued operations, net	(23)	285

Net income	6,238	5,884
Preferred share dividends	(2,534)	(2,534)
Repurchase of preferred units in excess of recorded book value	(11,224)	—

Net (loss) income available to common shareholders	$(7,520)	$3,350

Earnings per share ("EPS") computation:
Numerator:
Net (loss) income available to common shareholders	$(7,520)	$3,350
Dividends on convertible preferred shares	—	136

Numerator for dilutive EPS	$(7,520)	$3,486

Denominator:
Weighted average common shares-basic	25,443	22,704
Dilutive options	—	971
Preferred share dividends	—	1,197

Weighted average common shares-diluted	25,443	24,872

Earnings (loss) per common share
Basic	$(0.30)	$0.15

Diluted(1)	$(0.30)	$0.14

Corporate Office Properties Trust
Summary Financial Data
(Unaudited)
(all amounts in thousands except per share data and ratios)

	Three Months Ended
	June 30, 2003	June 30, 2002
Net (loss) income available to common shareholders	$(7,520)	$3,350
Add: Real estate related depreciation and amortization	9,108	7,918
Depreciation and amortization on unconsolidated real estate entities	61	22
Add: Minority interests-common units in the Operating Partnership	1,338	1,489
Less: Gain on sales of real estate, excluding development portion (2)	(8)	—
Repurchase of preferred units in excess of recorded book value	11,224	—

Funds from Operations—basic ("Basic FFO")	14,203	12,779
Add: Preferred Unit distributions	477	572
Add: Convertible preferred share dividends	136	136
Add: Restricted common share dividends	90	—
Expense associated with dilutive options	3	12

Funds from Operations—diluted ("Diluted FFO")	14,909	13,499
Less: Straight line rent adjustments	(1,309)	(991)
Less: Recurring capital improvements	(1,864)	(1,382)
Less: Amortization of origination value of leases on acquired properties	(569)	(1,324)

Adjusted Funds from Operations—diluted ("Diluted AFFO")	$11,167	$9,802

Basic weighted average shares
Weighted average common shares	25,443	22,704
Weighted average common units	8,963	9,391

Basic weighted average common shares/units	34,406	32,095
Conversion of preferred units	2,022	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,274	1,040
Restricted common shares	334	—

Diluted weighted average common shares	39,233	36,753

Diluted FFO per common share	$0.38	$0.37

Dividends/distributions per common share/unit	$0.22	$0.21

Diluted FFO payout ratio	60%	55%

Diluted AFFO payout ratio	81%	76%

(1)
The effect of the conversion of preferred units and common units is antidilutive in calculating dilutive earnings per share for the three months ended June 30, 2003 and 2002. The effect of the conversion of the convertible preferred shares and exercise of share options are also antidilutive in calculating dilutive earnings per share for the three months ended June 30, 2003.

(2)
Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.

Corporate Office Properties Trust
Summary Financial Data
(Unaudited)
(all amounts in thousands except per share data)

	Six Months Ended
	June 30, 2003	June 30, 2002
Real Estate Operations
Revenues
Rental revenue	$72,711	$63,559
Tenant recoveries and other revenue	9,685	7,338

Revenue from real estate operations	82,396	70,897

Expenses
Property operating	24,755	19,902
Interest	20,172	17,583
Depreciation and amortization	18,457	15,818

Expenses from real estate operations	63,384	53,303

Earnings from real estate operations before equity in loss of unconsolidated real estate joint ventures	19,012	17,594
Equity in loss of unconsolidated real estate joint ventures	(186)	(4)

Earnings from real estate operations	18,826	17,590
Losses from service operations	(162)	(194)
General and administrative expense	(3,714)	(4,110)

Income before gain on sales of real estate, minority interests, income taxes and discontinued operations	14,950	13,286
Gain on sales of real estate	425	946

Income before minority interests, income taxes and discontinued operations	15,375	14,232
Minority interests	(3,602)	(3,706)

Income before income taxes and discontinued operations	11,773	10,526
Income tax benefit, net	40	52

Income before discontinued operations	11,813	10,578
Discontinued operations, net	2,412	601

Net (loss) income	14,225	11,179
Preferred share dividends	(5,067)	(5,067)
Repurchase of preferred units in excess of recorded book value	(11,224)	—

Net (loss) income available to common shareholders	$(2,066)	$6,112

Earnings per share ("EPS") computation:
Numerator:
Net (loss) income available to common shareholders	$(2,066)	$6,112
Dividends on convertible preferred shares	—	272

Numerator for dilutive EPS	$(2,066)	$6,384

Denominator:
Weighted average common shares-basic	24,389	21,801
Dilutive options	—	850
Preferred share dividends	—	1,197

Weighted average common shares-diluted	24,389	23,848

Earnings (loss) per common share
Basic	$(0.08)	$0.28

Diluted(1)	$(0.08)	$0.27

Corporate Office Properties Trust
Summary Financial Data
(Unaudited)
(all amounts in thousands except per share data and ratios)

	Six Months Ended
	June 30, 2003	June 30, 2002
Net (loss) income available to common shareholders	$(2,066)	$6,112
Add: Real estate related depreciation and amortization	17,052	14,682
Depreciation and amortization on unconsolidated real estate entities	97	86
Add: Minority interests-common units in the Operating Partnership	3,571	2,826
Less: Gain on sales of real estate, excluding development portion (2)	(2,851)	(93)
Repurchase of preferred units in excess of recorded book value	11,224	—

Funds from Operations—basic ("Basic FFO")	27,027	23,613
Add: Preferred Unit distributions	1,049	1,144
Add: Convertible preferred share dividends	272	272
Add: Restricted common share dividends	173	—
Expense associated with dilutive options	9	26

Funds from Operations—diluted ("Diluted FFO")	28,530	25,055
Less: Straight line rent adjustments	(2,486)	(1,205)
Less: Recurring capital improvements	(4,620)	(3,000)
Less: Amortization of origination value of leases on acquired properties	(1,118)	(1,550)

Adjusted Funds from Operations—diluted ("Diluted AFFO")	$20,306	$19,300

Basic weighted average shares
Weighted average common shares	24,389	21,801
Weighted average common units	8,976	9,499

Basic weighted average common shares/units	33,365	31,300
Conversion of preferred units	2,220	2,421
Conversion of weighted average conv. preferred shares	1,197	1,197
Assumed conversion of share options	1,189	915
Restricted common shares	314	—

Diluted weighted average common shares	38,285	35,833

Diluted FFO per common share	$0.75	$0.70

Dividends/distributions per common share/unit	$0.44	$0.42

Diluted FFO payout ratio	59%	59%

Diluted AFFO payout ratio	83%	77%

(1)
The effect of the conversion of preferred units and common units is antidilutive in calculating dilutive earnings per share for the six months ended June 30, 2003 and 2002. The effects of the conversion of the convertible preferred shares and exercise of share options are also antidilutive in calculating dilutive earnings per share for the six months ended June 30, 2003.

(2)
Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently.

Corporate Office Properties Trust
Summary Financial Data
(Unaudited)

	June 30, 2003	December 31, 2002
Balance Sheet Data (in thousands) (as of period end):
Real estate investments, net of accumulated depreciation	$1,129,942	$1,067,536
Total assets	1,216,874	1,138,229
Mortgages payable	736,117	705,056
Total liabilities	785,357	748,846
Minority interests	81,274	100,886
Beneficiaries' equity	350,243	288,497
Debt to Undepreciated Book Value	60.4%	61.5%
Debt to Total Market Capitalization	49.4%	54.4%
Interest Coverage for the Quarter Ended (on EBITDA)	2.78	2.55
Property Data, including joint ventures (as of period end):
Number of operating properties owned	113	110
Total net rentable square feet owned (in thousands)	9,474	8,942
Occupancy	91.6%	93.0%
Common share price (as of period end):	$16.93	$14.03

	Three Months Ended
	June 30, 2003	June 30, 2002
Reconciliation of FFO diluted as reported to FFO diluted excluding the effects of amortization of origination value of leases on acquired properties
Numerator for FFO diluted as reported	$14,909	$13,499
Less: Amortization of origination value of leases on acquired properties	(569)	(1,324)

Numerator for FFO-diluted excluding effects of SFAS 141	$14,340	$12,175

Reconciliation of numerator and denominator for EPS-diluted as reported to EPS-diluted excluding repurchase of preferred units in excess of book value
Numerator for EPS-diluted as reported	$(7,520)	$3,486
Add: Dividends on convertible preferred shares	136	—
Add: Expense on dilutive options	3	—
Less: Repurchase of preferred units in excess of book value	11,224	—

Numerator for EPS-diluted excluding the effects of the repurchase of preferred units	$3,843	$3,486

Denominator for EPS-diluted as reported	25,443	24,872
Add: Conversion of weighted average conv. preferred shares	1,274	—
Add: Assumed conversion of share options	1,197	—

Denominator for EPS-diluted excluding the effects of the repurchase of preferred units	27,914	24,872

Top Twenty Office Tenants as of June 30, 2003
(Dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue(1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term(2)
United States of America	(3)	26	1,141,439	13.2%	$22,104	13.6%	5.2
Computer Sciences Corporation	(4)	4	447,551	5.2%	10,600	6.5%	7.3
AT&T Local Services	(4)	7	451,498	5.2%	9,100	5.6%	5.1
VeriSign, Inc.		2	404,665	4.7%	8,985	5.5%	11.1
Unisys	(5)	3	741,284	8.5%	7,593	4.7%	6.0
General Dynamics Government Corp.		5	247,248	2.8%	5,709	3.5%	5.3
Northrop Grumman Corporation		4	192,206	2.2%	4,362	2.7%	4.2
Booz Allen Hamilton		6	185,776	2.1%	4,042	2.5%	2.4
Ciena Corporation	(6)	4	278,749	3.2%	3,890	2.4%	2.9
The Boeing Company	(4)	7	148,099	1.7%	3,600	2.2%	5.7
The Aerospace Corporation		1	133,691	1.5%	3,361	2.1%	9.0
Magellan Health Services, Inc.		2	150,622	1.7%	3,282	2.0%	1.6
Commonwealth of Pennsylvania	(4)	9	185,290	2.1%	2,661	1.6%	5.1
Merck & Co., Inc.	(5)	1	219,065	2.5%	2,281	1.4%	6.0
Johns Hopkins University	(4)	5	96,152	1.1%	2,159	1.3%	4.1
CareFirst, Inc. and Subsidiaries	(4)	3	94,223	1.1%	2,098	1.3%	4.5
USinternetworking, Inc.		1	155,000	1.8%	1,935	1.2%	14.8
Comcast Corporation		1	98,897	1.1%	1,577	1.0%	6.3
Sun Microsystems, Inc.		2	60,730	0.7%	1,559	1.0%	2.5
First American Credit Management Solutions		1	70,982	0.8%	1,416	0.9%	5.4
Subtotal Top 20 Office Tenants		94	5,503,167	63.4%	102,315	63.2%	5.9
All remaining tenants		364	3,172,755	36.6%	59,691	36.8%	0.6

Total/Weighted Average		458	8,675,922	100.0%	$162,006	100.0%	4.0

(1)
Total Annualized Rental Revenue is the monthly contractual base rent as of June 30, 2003 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(2)
The weighting of the lease term was computed using Total Rental Revenue.

(3)
Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(4)
Includes affiliated organizations or agencies.

(5)
Merck & Co., Inc. subleases 219,065 rentable square feet from Unisys' 960,349 leased rentable square feet.

(6)
In addition to the 278,749 square feet directly leased, Ciena Corporation also subleases 44,890 rentable square feet from various tenants in our portfolio over different lease terms.

Reclassifications and Definitions

Reclassifications	Funds from operations as reported for 2002 changed due to our reclassification of certain items in connection with our accounting under Statement of Financial Accounting Standards No. 141 "Business Combinations" or ("SFAS 141"). Funds from operations for 1999 through 2002 changed due to our reclassification of losses on early retirement of debt in connection with our adoption of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections" on January 1, 2003.
NAREIT	National Association of Real Estate Investment Trusts
GAAP	Generally accepted accounting principles.
Funds from Operations (FFO)
Under NAREIT's definition, FFO means net income (loss) available to common shareholders computed using GAAP, excluding gains (or losses) and sales of real estate, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that the inclusion of these development gains is in compliance with the NAREIT definition of FFO, although others may interpret the definition differently. Additionally, the repurchase of the preferred units in excess of recorded book value was not contemplated in the NAREIT definition of FFO; we believe that the exclusion of such amount is appropriate. The FFO we present may not be comparable to the FFO of other REITs since they may interpret the current NAREIT definition of FFO differently or they may not use the current NAREIT definition of FFO.
FFO Payout Ratio
Total dividends / distributions, exclusive of dividends for non-convertible preferred equity which are deducted to calculate FFO and inclusive of dividends on restricted shares for certain periods, divided by FFO.
Debt to Undepreciated Book Value of Real Estate Assets	Mortgage loans payable divided by gross investment in real estate as computed by adding accumulated depreciation to the net investment in real estate as presented on our balance sheet.
Base rent—straight—line or straight-line rent	Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP.
Total rent—straight-line
Contractual minimum rent under leases recorded into rental revenue using the average contractual rent over the lease term in accordance with GAAP, plus estimated operating expense reimbursements, or total rent.
Base rent—cash	Contractual minimum rent under leases remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.
Total rent—cash
Contractual minimum rent under leases, plus estimated operating expense reimbursements, or total rent, as remitted by the replacement tenant at lease commencement or the predecessor tenant at date of lease expiration.

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  EXHIBIT 99.1
CORPORATE OFFICE PROPERTIES TRUST REPORTS SECOND QUARTER 2003 RESULTS